Exhibit 20.2
Page 1 of 4

Navistar Financial 1994-A Owner Trust
For the Month of March 1996
Distribution Date of April 15, 1996

Original Pool Amount                  $280,021,471.35

Beginning Pool Balance                $108,497,493.50
Beginning Pool Factor                       0.3874613

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $5,781,374.22
  Interest Collected                      $771,636.16

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries          $55,848.62
Total Additional Deposits                  $55,848.62

Repos/Chargeoffs                          $237,084.91
Aggregate Number of Notes Charged Off              25

Total Available Funds                   $6,608,859.00

Ending Pool Balance                   $102,479,034.37
Ending Pool Factor                          0.3659685

Servicing Fee                             $ 90,414.58

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                     $7,072,371.01
  Target Percentage                              6.50%
  Target Balance                        $6,661,137.23
  Minimum Balance                       $5,600,429.43
  (Release)/Deposit                      $(411,233.77)
  Ending Balance                        $6,661,137.23

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           1,022,822.70      797
    31-60 days                             126,894.79      119
    60+ days                                34,499.03       24

    Total                                1,184,216.52      814

  Balances:
    60+ days                               225,029.18       24

Memo Item - Reserve Account

  Prior Month                           $7,052,337.08
  + Invest. Income                          29,079.64
  - Withdrawal                              (9,045.71)
    Beginning Balance                   $7,072,371.01

Exhibit 20.2
Page 2 of 4

Navistar Financial 1994-A Owner Trust
For the Month of March 1996

                                                              NOTES
                                                    CLASS A-1
                                     TOTAL        (MONEY MARKET)    CLASS A-2      CERTIFICATES
Original
 Pool Amount Dist.:             $280,021,471.35  $89,606,000.00  $180,614,000.00  $9,801,471.35
 Distribution Percentages                               100.00%           95.50%          4.50%
 Turbo Percentages                                      100.00%            0.00%          0.00%
 Coupon                                                  4.531%           5.930%         6.260%

Beginning Pool Balance          $108,497,493.50
Ending Pool Balance             $102,479,034.37
Collected Principal               $5,781,374.22
Collected Interest                  $771,636.16
Charge-Offs                         $237,084.91
Liquidation Proceeds/Recoveries      $55,848.62
Servicing                            $90,414.58
Cash Transfer from Reserve Account    $9,045.71
  Total Collections Available
    for Debt Service              $6,527,490.13

Beginning Balance               $102,682,217.77           $0.00   $96,828,742.83  $5,853,474.94

Interest Due                        $509,031.00           $0.00      $478,495.37     $30,535.63
Interest Paid                       $509,031.00           $0.00      $478,495.37     $30,535.63
Principal Due                     $6,018,459.13           $0.00    $5,747,628.47    $270,830.66
Principal Paid                    $6,018,459.13           $0.00    $5,747,628.47    $270,830.66
Turbo Principal                           $0.00           $0.00            $0.00          $0.00

Ending Balance                   $96,663,758.64           $0.00  $ 91,081,114.36  $5,582,644.28
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                              0.5042860153   0.5695720651

Total Distributions               $6,527,490.13           $0.00    $6,226,123.84    $301,366.29

Interest Shortfall                        $0.00           $0.00            $0.00          $0.00
Principal Shortfall                       $0.00           $0.00            $0.00          $0.00
 Total Shortfall (required from Reserve)  $0.00           $0.00            $0.00          $0.00

Excess Servicing                          $0.00

Beginning Reserve Account Balance $7,072,371.01
(Release)/Draw                     $(411,233.77)
Ending Reserve Account Balance    $6,661,137.23

Memo Item - Advances:
 Servicer Advances - Current Month  $202,935.89
 Total Outstanding
  Servicer Advances               $3,908,864.68

Exhibit 20.2
Page 3 of 4

Navistar Financial 1994-A Owner Trust
For the Month of March 1996
                            This page has been computed as is customarily done. See page 4 of 4 for adjustment computations.

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                5                4                3                2                 1
                             Nov 1995         Dec 1995         Jan 1996         Feb 1996          Mar 1996

Beg. Pool Balance        $133,145,767.75  $127,206,609.08  $120,560,076.84  $114,533,976.95  $108,497,493.50

A) Loss Trigger:
Principal of Contracts
  Charged off                $139,022.68       $70,923.18       $96,042.58      $241,105.42      $237,084.91
Recoveries                   $150,541.00       $30,823.49      $162,460.87      $298,359.48       $55,848.62

Total Charged off
  (Months 5,4,3)             $305,988.44
Total Recoveries
  (Months 3,2,1)              516,668.97
Net Loss/(Recoveries)
  for 3 Mos.                $(210,680.53)(a)

Total Balance
  (Months 5,4,3)         $380,912,453.67(b)

Loss Ratio [(a/b)(12)]          -0.6637%

Trigger:
  Is Ratio> 1.5%                    No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                   $720,931.10      $418,070.62      $225,029.18
  As % of Beginning
    Pool Balance                                                  0.59798%         0.36502%         0.20740%
  Three Month Average                                             1.22439%         0.49661%         0.39014%

Trigger:
  Is Average> 2.0%                  No

Exhibit 20.2
Page 4 of 4

Navistar Financial 1994-A Owner Trust
For the Month of March 1996

     SPECIAL REPORT   The  recent  bankruptcy of one large  obligor  has
                      created  a  distortion in the loss  statistics  as
                      customarily reported (see page 3 of 4).  The  loss
                      trigger  formula  is based on the assumption  that
                      recoveries follow losses by approximately 60 days.
                      The   distortion  appears  since,  in  this  case,
                      repossessions and recoveries occurred in the  same
                      month.    Presented  below  are  loss   statistics
                      restated to show pool loss activity without the impact of this obligor. These statistics more fairly portray the overall performance of this pool.

                                5                4                 3                  2                1
                             Nov 1995         Dec 1995          Jan 1996           Feb 1996         Mar 1996
Beg. Pool Balance        $132,961,440.27*  $127,022,281.60*  $120,375,749.36*  $114,349,649.47*  $108,497,493.50

Loss Trigger (*computed without bankrupt obligor):
Principal of Contracts
  Charged off                $139,022.68        $70,923.18        $96,042.58        $56,777.94*      $237,084.91
Recoveries                   $150,541.00        $30,823.49       $162,460.87       $106,292.43*       $55,848.62

Total Charged off
  (Months 5,4,3)             $305,988.44
Total Recoveries
  (Months 3,2,1)              324,601.92*
Net Loss/(Recoveries)
  for 3 Mos.                 $(18,613.48)*(a)

Total Balance
  (Months 5,4,3)         $380,359,471.23*(b)

Loss Ratio Annualized [(a/b)(12)]  -0.0587%*  [restated]  VS. -0.6637%  [Entire Pool(see page 3)]

Trigger:
  Is Ratio> 1.5%                   No*                               No


**The above additional information will be provided monthly as long as the effect of this event continues to exist, which will be the July 1996
  Settlement Statement.**


  Navistar Financial Corporation



by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer